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Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2004 Equity Incentive Plan and the 2004 Employee Stock Purchase Plan of Depomed, Inc. of our report dated February 20, 2004, with respect to the consolidated financial statements of Depomed, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
Palo Alto, California June 21, 2004

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  Exhibit 23.1
Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm